                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
         Pursuant to Section 13 OR 15(d) of The Securities Act of 1934



         Date of Report (Date of earliest event reported) April 1, 1996



                                FP BANCORP, INC.
             (Exact name of registrant as specified in its charter)



                  Delaware         0-17650          33-0018976
               (State or other    (Commission       (IRS Employer
                jurisdiction)       File No.)     Identification No.)


       613 West Valley Parkway, Escondido, California          92025-4929
          (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code:  (619)741-3312



                                      n/a
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


On April 1, 1996, FP Bancorp (the "Company") completed the previously announced proposed merger of RB Bancorp and its wholly-owned subsidiary, The Bank of Rancho Bernardo, with and into FP Bancorp's wholly-owned subsidiary, First Pacific National Bank. The Bank of Rancho Bernardo was a state-chartered bank with one office located in the community of Rancho Bernardo in North San Diego County, California. The merger was consummated after obtaining all applicable regulatory approvals and the approval of the shareholders of RB Bancorp on February 16, 1996.

Pursuant to the merger agreement, shareholders of RB Bancorp received $7,350,000 in cash for the exchange of all outstanding RB Bancorp shares. $7,094,480 of the funds were provided from the liquidity of First Pacific National Bank, and $255,520 of the funds were provided by a good faith deposit made by the Company. The amount of consideration was determined by negotiations between the Company and RB Bancorp.

Upon consummation of the merger, RB Bancorp and The Bank of Rancho Bernardo ceased to exist and First Pacific National Bank continued as the surviving entity. The combined institution had assets of approximately $270 million, loans of $193 million and deposits of $240 million after the transaction.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(a)     Financial statements of business acquired.

(1) RB Bancorp and Subsidiary Consolidated Financial Statements as of and for the years ended December 31, 1995 and 1994. (Page 3.)

(2) Agreement and Plan of Reorganization by and among FP Bancorp, Inc., First Pacific National Bank, RB Bancorp and Bank of Rancho Bernardo. (Incorporated by reference to Exhibit 10.22 to the Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-KSB dated December 31, 1995.)


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FP Bancorp, Inc.
(Registrant)


By /s/ Michael J. Perdue
       -----------------
       Michael J. Perdue
       Executive Vice President and Chief Operating Officer
       (Duly authorized officer and principal financial officer)

Dated: April 12, 1996

                           RB BANCORP AND SUBSIDIARY

                       Consolidated Financial Statements

                           December 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
RB Bancorp

We have audited the accompanying consolidated balance sheets of RB Bancorp and subsidiary (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RB Bancorp and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Additionally, as discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain investments in 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

March 8, 1996

                          RB BANCORP AND SUBSIDIARY

                         Consolidated Balance Sheets

                          December 31, 1995 and 1994

                                   ASSETS                                         1995          1994
                                                                              -----------     ----------
Cash and due from banks (note 14)                                             $ 3,264,000      2,532,000
Federal funds sold                                                              5,725,000      2,762,000
Interest-bearing deposits                                                         891,000        486,000
Investments:
    Securities held-to-maturity (note 2)                                              ---      3,294,000
    Securities available-for-sale (note 3)                                      9,468,000      5,802,000
Loans, net of allowance for loan losses of $815,000 and $738,000 in 1995 and
    1994, respectively (notes 4 and 12)                                        39,732,000     39,531,000
Other real estate owned (OREO), net (note 5)                                       55,000        337,000
Premises and equipment, net (note 6)                                            1,406,000      1,504,000
Other assets                                                                      516,000        446,000
                                                                              -----------     ----------

                                                                              $61,057,000     56,694,000
                                                                              ===========     ==========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Deposits (note 7):
      Non-interest bearing                                                    $10,717,000     11,323,000
      Interest-bearing                                                         44,452,000     40,418,000
                                                                              -----------     ----------

                                                                               55,169,000     51,741,000

Accrued interest and other liabilities (note 9)                                   640,000        594,000
                                                                              -----------     ----------

                  Total liabilities                                            55,809,000     52,335,000

Stockholder's equity (notes 3, 10 and 16):
    Preferred stock, $100 par value; authorized, issued and outstanding
       23,358 shares in 1995 and 1994                                           2,336,000      2,336,000
    Common stock, no par value; authorized 10,000,000 shares in 1995 and
       1994; issued and outstanding 9,955 shares in 1995 and 1994                  83,000         83,000
    Retained earnings                                                           2,769,000      2,018,000
    Unrealized gain (loss) on securities available-for-sale,
       net of tax effect                                                           60,000        (78,000)
                                                                              -----------     ----------

                  Total stockholders' equity                                    5,248,000      4,359,000

Commitments and contingencies (notes 11, 12, 13, 14, 15 and 16)

                                                                              $61,057,000     56,694,000
                                                                              ===========     ==========



See accompanying notes to consolidated financial statements.

                           RB BANCORP AND SUBSIDIARY

                      Consolidated Statements of Earnings

                     Years ended December 31, 1995 and 1994

                                                                                   1995               1994
                                                                                ----------         ---------
Interest income:
   Interest and fees on loans                                                   $4,117,000         3,658,000
   Interest on federal funds sold                                                  300,000           131,000
   Interest on investments:
     Held-to-maturity                                                              142,000           153,000
     Available-for-sale                                                            399,000           289,000
   Other interest income                                                            17,000             9,000
                                                                                ----------         ---------

                                                                                 4,975,000         4,240,000

Interest expense - deposits (note 7)                                             1,657,000         1,102,000
                                                                                ----------         ---------

Net interest income                                                              3,318,000         3,138,000

Provision for loan losses (note 4)                                                  54,000           210,000
                                                                                ----------         ---------

                  Net interest income after provision for  loan losses           3,264,000         2,928,000
                                                                                ----------         ---------

Other operating income:

   Data processing                                                                  91,000            96,000
   Service charges                                                                 171,000           202,000
   Other                                                                           200,000           123,000
                                                                                ----------         ---------

                                                                                   462,000           421,000
                                                                                ----------         ---------
Other operating expenses:
   Salaries and employee benefits                                                1,324,000         1,192,000
   Premises and occupancy expense                                                  361,000           359,000
   Professional services                                                           362,000           214,000
   Office and communications                                                       118,000           124,000
   Data processing                                                                 107,000           105,000
   FDIC assessment                                                                  76,000           129,000
   OREO expense, net                                                                23,000           159,000
   Other                                                                           221,000           241,000
                                                                                ----------         ---------

                  Total other operating expenses                                 2,592,000         2,523,000
                                                                                ----------         ---------

Earnings before income taxes                                                     1,134,000           826,000

Income taxes (note 9)                                                              383,000           345,000
                                                                                ----------         ---------

               Net earnings                                                     $  751,000           481,000
                                                                                ==========         =========





See accompanying notes to consolidated financial statements.

                           RB BANCORP AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity

                     Years ended December 31, 1995 and 1994


                                                                                               UNREALIZED
                                                                                                 GAIN
                                                                                               (LOSS) ON
                                                                                              SECURITIES
                                                                                              AVAILABLE-
                                                                                               FOR-SALE
                      PREFERRED       PREFERRED      COMMON          COMMON     RETAINED        (NET OF
                        SHARES          STOCK        SHARES          STOCK      EARNINGS       TAX EFFECT)        TOTAL
                      ---------      ----------     -------          ------    ----------      -----------     ---------
Balance,
  December 31, 1993     23,499       $2,350,000      10,000         $84,000     1,535,000               --     3,969,000

Repurchase and
  retirement of
  preferred and
  common stock            (141)         (14,000)        (45)         (1,000)        2,000               --       (13,000)

Unrealized loss on
  securities
  available-for-sale        --               --          --              --            --          (78,000)      (78,000)
  (net of tax effect)

Net earnings                --               --          --              --       481,000               --       481,000
                      --------       ----------    --------      ----------     ---------       ----------    ----------

Balance,
  December 31, 1994     23,358        2,336,000       9,955          83,000     2,018,000          (78,000)    4,359,000


Change in
  unrealized
  gain (loss) on
  securities                --               --          --              --            --          138,000       138,000
  available-for-sale
  (net of tax
  effect)


Net earnings                --               --          --              --       751,000               --       751,000
                      --------       ----------    --------      ----------     ---------       ----------     ---------

Balance,
December 31, 1995       23,358       $2,336,000      9,955          $83,000     2,769,000           60,000     5,248,000
                      ========       ==========   ========       ==========     =========       ==========     =========



See accompanying notes to consolidated financial statements.

                           RB BANCORP AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                     Years ended December 31, 1995 and 1994

                                                                                      1995               1994
                                                                                   ----------          --------
Cash flows from operating activities:
   Net earnings                                                                    $  751,000           481,000
   Adjustments to reconcile net earnings to net cash provided by operating activities:
       Provision for loan losses                                                       54,000           210,000
       Provision for losses on other real estate owned                                 14,000           123,000
       Depreciation and amortization                                                  174,000           187,000
       Loss (gain) on sale of securities available-for-sale                             9,000            (1,000)
       Provision for deferred income taxes                                            (71,000)           20,000
       Increase in other assets                                                       (76,000)          (60,000)
       Increase in accrued interest and other liabilities                              46,000            29,000
       (Decrease) increase in deferred loan fees                                      (12,000)            2,000
       Gain on sale of real estate owned                                               (2,000)          (39,000)
                                                                                   -----------      -----------

                  Net cash provided by operating activities                           887,000           952,000
                                                                                   -----------      -----------

Cash flows from investing activities:
   Net increase in loans                                                             (440,000)       (6,530,000)
   Maturities of securities held-to-maturity                                        1,650,000                --
   Purchase of securities held-to-maturity                                         (1,592,000)       (1,014,000)
   Proceeds from sale of securities available-for-sale                              1,121,000         3,179,000
   Purchase of securities available-for-sale                                       (4,987,000)       (1,083,000)
   Maturities of securities available-for-sale                                      3,650,000           750,000
   Net (increase) decrease in interest-bearing deposits
     in financial institutions                                                       (405,000)          104,000
   Net additions to premises and equipment                                            (60,000)         (293,000)
   Proceeds from sale of other real estate owned                                      443,000           838,000
                                                                                   -------------    -----------

                  Net cash used in investing activities                              (620,000)       (4,049,000)
                                                                                   -------------    -----------

Cash flows from financing activities:
   Net increase in deposits                                                         3,428,000           846,000
   Purchase and retirement of preferred and common stock                                   --           (13,000)
                                                                                   -------------    -----------

                  Net cash provided by financing activities                         3,428,000           833,000
                                                                                   -------------    -----------

Net increase (decrease) in cash and cash equivalents                                3,695,000         (2,264,000)

Cash and cash equivalents at beginning of year                                      5,294,000          7,558,000
                                                                                   -------------    ------------

Cash and cash equivalents at end of year                                           $8,989,000          5,294,000
                                                                                   =============    ============



                                                                     (Continued)

                           RB BANCORP AND SUBSIDIARY

                     Years ended December 31, 1995 and 1994

                                                                                       1995              1994
                                                                                   ----------         ---------

Supplemental disclosure of cash flow information:
 Cash paid during the year for:
     Interest                                                                     $ 1,633,000         1,093,000
                                                                                  ===========         =========

     Taxes                                                                         $  364,000           152,000
                                                                                   ==========         ---------

Supplemental disclosure of noncash investing and financing activities:

   Transfer from loans to other real estate owned                                  $  321,000         1,259,000
                                                                                   ==========         =========

   Transfer of securities to available-for-sale from held-to-maturity              $3,230,000         8,781,000
                                                                                   ==========         =========

   Loans originated to facilitate the sale of other real estate owned              $  148,000                --
                                                                                   ==========         =========

   Unrealized (gain) loss on securities available-for-sale before tax effect of
     ($43,000) and $55,000 at December 31, 1995 and 1994,
     respectively                                                                  $(103,000)          133,000
                                                                                   =========         ==========



See accompanying notes to consolidated financial statements.

                           RB BANCORP AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1995 and 1994

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Through its wholly-owned subsidiary, the Bank of Rancho Bernardo (the "Bank"), RB Bancorp serves the commercial industrial, professional, construction and individual markets of San Diego County. The accounting and reporting policies of RB Bancorp and its subsidiary conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant of these policies.

       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of RB Bancorp (the "Parent") and its wholly-owned subsidiary, the Bank of Rancho Bernardo, collectively (the "Company"). All significant intercompany accounts and transactions have been eliminated.

       SECURITIES HELD-TO-MATURITY AND AVAILABLE-FOR-SALE

       Investments consist of government securities. Government securities are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security. Gains and losses realized from the sale of securities are determined using the specific identification method and are accounted for on a trade date basis.

       In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement No. 115), management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held-to-maturity. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long-term basis are classified as available-for-sale and carried at fair value with unrealized gains or losses reported as a separate component of equity. Realized gains or losses on the sale of securities available-for-sale, if any, are determined using the adjusted cost of the specific securities sold. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors. Declines in market value determined to be other than temporary are reported as losses on the statement of earnings with a corresponding reduction in the carrying value of the security in the year of identification. Effective January 1, 1994, the Company adopted Statement No. 115. The impact of adopting Statement No. 115 did not have a material impact on the consolidated financial condition or results of operations.

       LOANS

       Interest on loans is accrued as earned. The accrual of interest on loans is generally discontinued when the loan becomes 90 days past due or when, in management's judgment, a reasonable doubt exists as to the collectibility of accrued interest in the normal course of business.

       Nonaccrual loans that become current as to both principal and interest can be returned to accrual status subject to appropriate management approval.

                           RB BANCORP AND SUBSIDIARY

       Nonrefundable fees and related direct costs associated with the origination or purchase of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs are recognized as interest income over the term of the loan using a method which approximates the interest method.

       ALLOWANCE FOR LOAN LOSSES

       An allowance for loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio and other extensions of credit, including off-balance sheet credit extensions. The allowance is based upon a continuing review of the portfolio, past loan loss experience, the current economic conditions which may affect the borrower's ability to pay, and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

       The allowance for loan losses is subjective and may be adjusted in the future because of changes in economic conditions. Additionally, regulatory examiners may require the Company to recognize additions to the allowances based upon their judgment about information available to them at the time of their examination.

       In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" (Statement No. 114) and in October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (Statement No.
       118). Under the provisions of Statement No. 114, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Statement No. 114 defines methods of measuring impairment and, if the measure of the impaired loan is less than the recorded investment in the loan, it requires a creditor to create a valuation allowance with a corresponding charge to bad debt expense. Statement 114 applies to all loans except large groups of smaller-balance homogeneous loans which are collectively evaluated. Statement No. 118 amends Statement No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. Effective January 1, 1995, the Company adopted Statements No. 114 and No. 118 on a prospective basis and the adoption had no material impact on the Company's consolidated financial condition or results of operations. Through its internal asset review function, the Bank measures its impaired loans by using the fair value of the collateral if the loan is collateral-dependent and the present value of the expected future cash flows discounted at the loan's effective interest rate if the loan is not collateral-dependent.

       OTHER REAL ESTATE OWNED

       Real estate acquired by foreclosure is carried at fair value. Fair value is based on current appraisals less estimated selling costs. Write-downs to fair value at the time of acquisition of the real estate are made by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are recognized as a valuation allowance on other real estate owned. Operating expenses of such properties, net of related income, are included in real estate owned expenses.

                           RB BANCORP AND SUBSIDIARY

       PREMISES AND EQUIPMENT

       Premises and equipment are stated at cost, less accumulated depreciation. Depreciation on the Company's building and furniture, fixtures and equipment is computed using the straight-line method over the estimated useful lives of the related assets, which range from five to thirty years. Expenditures for maintenance and repairs are charged to expense.

       INCOME TAXES

       The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement No. 109). Statement No. 109 requires the use of the asset and liability method of accounting for taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       INTANGIBLES

       Goodwill is amortized on a straight-line basis over an estimated useful life of twenty years.

       STATEMENTS OF CASH FLOWS

       For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds sold are purchased and sold for one-day periods.

       USE OF ESTIMATES

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       NEW ACCOUNTING STANDARDS

       In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (Statement No. 121). Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, Statement No. 121 requires that long-lived assets and certain identified intangibles to be disposed of be reported at the lower of carrying amount or fair value less costs to sell. Statement No. 121 must be adopted for financial statements for fiscal years beginning after December 15, 1995. The impact on the Company of adopting Statement No. 121 is not expected to be material.

       RECLASSIFICATIONS

       Certain 1994 items have been reclassified to conform to the 1995 presentation.

                          RB BANCORP AND SUBSIDIARY

(2)    SECURITIES HELD-TO-MATURITY

       No securities were classified by the Company as held-to-maturity at December 31, 1995. The carrying amounts of securities held-to-maturity and their approximate market values at December 31 1994 were as follows:


                                                                   GROSS               GROSS         APPROXIMATE
                                                CARRYING         UNREALIZED         UNREALIZED         MARKET
                                                 VALUE             GAINS              LOSSES            VALUE
                                             -------------     ------------    ----------------   --------------
        December 31, 1994:
           U.S. Treasury                        $2,959,000            5,000              51,000        2,913,000
           U.S. government agencies                200,000               --               5,000          195,000
           Municipal securities                    135,000               --                  --          135,000
                                             -------------     ------------    ----------------   --------------

                                                $3,294,000            5,000              56,000        3,243,000
                                             =============     ============    ================   ==============

       Securities of approximately $1,160,000 at December 31, 1994 were pledged to secure public deposits and for other purposes required or permitted by law.

       In November 1995, the FASB issued a special report called "A Guide to Implementation of Statement 115 in Accounting for Certain Investments in Debt and Equity Securities" (the "Guide"). In accordance with the provisions of the Guide, the Company elected to reclassify certain of its securities from held-to-maturity to available-for-sale. On December 28, 1995, the Company reclassified $3,230,000 from securities held-to-maturity to securities available-for-sale.

(3)    SECURITIES AVAILABLE-FOR-SALE

       Securities available-for-sale are as follows:


                                                                   GROSS                GROSS          APPROXIMATE
                                               AMORTIZED         UNREALIZED          UNREALIZED          MARKET
                                                  COST             GAINS               LOSSES             VALUE
                                             -------------       ----------         --------------     ----------
        December 31, 1995:
           U.S. Treasury                        $3,502,000           56,000                2,000        3,556,000
           U.S. government agencies              4,986,000           39,000                2,000        5,023,000
           Debt securities issued by
             states of U.S. and
             political subdivisions                877,000           12,000                   --          889,000
                                             -------------       ----------          -----------       ----------

                                                $9,365,000          107,000                4,000        9,468,000
                                             =============       ==========         ============       ==========

                           RB BANCORP AND SUBSIDIARY

                                                                   GROSS               GROSS     APPROXIMATE
                                               AMORTIZED         UNREALIZED         UNREALIZED      MARKET
                                                  COST             GAINS              LOSSES        VALUE
                                             -------------     ------------       ------------   ------------
        December 31, 1994:
           U.S. Treasury                        $3,552,000               --             44,000    3,508,000
           U.S. government agencies              2,383,000               --             89,000    2,294,000
                                             -------------     ------------       ------------   ------------

                                                $5,935,000               --            133,000    5,802,000
                                             =============     ============       ============   ============

       Securities of approximately $3,200,000 and $1,651,000 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

       The maturity distribution based on amortized cost and approximate market value at December 31, 1995 by contractual maturity is as follows:


                                                                                MATURITY DISTRIBUTION
                                                                           --------------------------------
                                                                           AMORTIZED           APPROXIMATE
                                                                             COST              MARKET VALUE
                                                                           ----------          ------------

            Due in one year or less                                        $2,909,000             2,923,000
            Due from one to five years                                      6,456,000             6,545,000
                                                                           ----------          ------------

                                                                           $9,365,000             9,468,000
                                                                           ==========          ============



       Proceeds from the sale of securities available-for-sale were $1,121,000 and $3,179,000 during 1995 and 1994, respectively. Gross losses of $9,000 were realized on those sales during 1995. Gross gains of $2,000 and gross losses of $1,000 were realized on those sales during 1994.

(4)    LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES

       A summary of loans at December 31, 1995 and 1994 is as follows:

                                                                                  1995               1994
                                                                            --------------        ----------

            Real estate and construction                                       $20,556,000        20,417,000
            Commercial                                                          15,649,000        15,046,000
            Installment                                                          4,437,000         4,913,000
            Deferred loan fees                                                     (95,000)         (107,000)
                                                                            --------------        ----------

                                                                                40,547,000        40,269,000

            Less allowance for loan losses                                        (815,000)         (738,000)
                                                                            --------------        ----------

                                                                               $39,732,000        39,531,000
                                                                            ==============        ==========

                           RB BANCORP AND SUBSIDIARY

       In the ordinary course of business, the Bank has made loans to certain officers and directors or their affiliates under terms consistent with the Bank's general lending policies. Loan activity to these individuals is summarized as follows:

                                                                                 1995                   1994
                                                                            -----------              ----------

            Balance, beginning of year                                      $1,518,000                1,052,000
            New loans                                                          409,000                  711,000
            Repayments                                                      (1,037,000)                (245,000)
                                                                            -----------              ----------

            Balance, end of year                                             $ 890,000                1,518,000
                                                                            ===========              ==========

       The Bank has commitments to these officers and directors or their affiliates totaling approximately $251,000 at December 31, 1995.

       The Company's loan portfolio consists primarily of loans to borrowers within San Diego County. Although the Bank seeks to avoid undue concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are to some degree concentrated in those industries. The Bank evaluates each credit on an individual basis and determines collateral requirements accordingly. When real estate is taken as collateral, advances are generally limited to a certain percentage of the appraised value of the collateral at the time the loan is made, depending on the type of loan, the underlying property and other factors.

       The Company has established a monitoring system for its loans in order to identify impaired loans, potential problem loans and to permit the periodic evaluation of impairment and the adequacy of the allowance for loan losses in a timely manner. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate,
       (ii) the observable market prices of the impaired loans or (iii) the fair value of the collateral of a collateral-dependent loan. The amount by which the recorded investment of the loan exceeds the measure of the impaired loan is recognized by recording a valuation allowance with a corresponding charge to the provision for loan losses. Impaired loans included in the Company's loan portfolio at December 31, 1995 were $568,000, which had an aggregate specific related allowance amount of $96,000. During 1995, the average balance of impaired loans was $274,000 and $15,000 of interest was recognized on these loans in accordance with Company policy.

       A summary of activity in the allowance for loan losses, which includes provisions for impaired loans, is as follows:

                                                                                  1995             1994
                                                                                --------         --------

            Balance, beginning of year                                          $738,000          731,000
            Provision charged to operating expense                                54,000          210,000
            Charge-offs, net of recoveries                                        23,000         (203,000)
                                                                                --------         --------

            Balance, end of year                                                $815,000          738,000
                                                                                ========         ========

                           RB BANCORP AND SUBSIDIARY

       At December 31, 1995 and 1994, loans aggregating approximately $438,000 and $184,000, respectively, were on nonaccrual status. The interest that would have been earned on these loans in 1995 and 1994 was approximately $16,000 and $46,000, respectively. Interest income of $1,000 and $18,000 was recorded for loans on nonaccrual status at December 31, 1995 and 1994, respectively.

(5)    OTHER REAL ESTATE OWNED

       A summary of real estate acquired in settlement of loans by property type is as follows:


                                                                                   1995                1994
                                                                             ------------             --------

            Single-family                                                       $      --               53,000
            Vacant land                                                            65,000              372,000
                                                                            -------------             --------

            Total other real estate owned                                          65,000              425,000
            Allowance for OREO                                                    (10,000)             (88,000)
                                                                            -------------             --------

                                                                                $  55,000              337,000
                                                                            =============             ========

       A summary of the activity in the allowance for OREO is as follows:

                                                                                   1995                1994
                                                                            ---------------          --------
            Balance, beginning of year                                         $   88,000                   --
            Provisions charged to expense                                          14,000              123,000
            Charge-offs                                                           (92,000)             (35,000)
                                                                            ---------------          ---------

            Balance, end of year                                               $   10,000               88,000
                                                                            ===============          =========

(6)    PREMISES AND EQUIPMENT

       Premises and equipment at December 31, 1995 and 1994 consist of the following:

                                                                                  1995                 1994
                                                                              -----------            ---------
            Building                                                          $ 1,604,000            1,604,000
            Furniture, fixtures and equipment                                   1,423,000            1,525,000
                                                                              -----------            ---------

                                                                                3,027,000            3,129,000
            Less accumulated depreciation                                      (1,621,000)          (1,625,000)
                                                                              -----------           ---------

                                                                              $ 1,406,000            1,504,000
                                                                              ===========            =========

                           RB BANCORP AND SUBSIDIARY

(7)    DEPOSITS

       A summary of interest-bearing deposits at December 31, 1995 and 1994 is as follows:


                                                                                 1995                  1994
                                                                              -----------           ----------
            Interest-bearing demand                                           $23,658,000           25,475,000
            Savings                                                             6,121,000            3,558,000
            Time deposits, $100,000 or more                                     4,312,000            3,704,000
            Other time deposits                                                10,361,000            7,681,000
                                                                              -----------           ----------

                                                                              $44,452,000           40,418,000
                                                                              ===========           ==========

       Interest expense on deposits for 1995 and 1994 is comprised of the following:

                                                                                 1995                  1994
                                                                              -----------           ----------
            Interest-bearing demand                                           $   661,000              629,000
            Savings                                                               180,000               94,000
            Time deposits, $100,000 or more                                       262,000              114,000
            Other time deposits                                                   554,000              265,000
                                                                              -----------           ----------

                                                                              $ 1,657,000            1,102,000
                                                                              ===========           ==========

       The following summarizes the maturities of time deposits of $100,000 or more at December 31, 1995:
            Three months or less                                                                    $2,856,000
            Over three months through six months                                                       844,000
            Over six months                                                                            612,000
                                                                                                    ----------

                                                                                                    $4,312,000
                                                                                                    ==========

       As discussed in Notes 2 and 3, certain securities are pledged to secure public deposits.

(8)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" (Statement No. 107), requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

       CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD AND INTEREST-BEARING DEPOSITS

       The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

                           RB BANCORP AND SUBSIDIARY

       SECURITIES

       Fair values are based on quoted market prices available as of the balance sheet date. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

       LOANS

       Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type and further segmented into fixed and adjustable rate interest terms and by credit risk categories.

       The fair value of fixed rate loans and non-performing or adversely classified adjustable rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loans. The discount rates used for performing fixed rate loans are the Company's current offer rates for comparable instruments with similar terms.

       The fair value of performing adjustable rate loans is estimated to be carrying value. These loans reprice frequently at market rates and the credit risk is not considered to be greater than normal.

       DEPOSIT LIABILITIES

       Under Statement No. 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is equal to the amount payable on demand as of December 31, 1995. The fair value of time certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. No value has been assigned to the Company's long-term relationships with its deposit customers (core deposit intangible) since it is not a financial instrument as defined under Statement No. 107.

       COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

       The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

       LIMITATIONS

       Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on what management believes to be conservative judgments regarding expected future cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Since the fair value is estimated as of December 31, 1995, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

                           RB BANCORP AND SUBSIDIARY

       The fair values of the Company's financial instruments at December 31, 1995 are as follows:

                                                                                 CARRYING            FAIR VALUE
                                                                                  AMOUNT             ESTIMATES
                                                                             ---------------      -----------------
            Financial assets:
               Cash and due from banks and interest-bearing deposits
                                                                                $ 4,155,000            4,155,000
               Federal funds sold                                                 5,725,000            5,725,000
               Securities available-for-sale                                      9,468,000            9,468,000
               Loans, net                                                        39,732,000           39,621,000

            Financial liabilities - deposits                                     55,169,000           55,174,000

            Off-balance sheet financial instruments:
               Commitments to extend credit                                      11,985,000              180,000
               Standby letters of credit                                            212,000                4,000


(9)    INCOME TAXES

       The components of income taxes are as follows:

                                                                                    1995                  1994
                                                                                -----------             --------
            Federal:
               Current                                                          $   321,000              293,000
               Deferred (benefit) tax                                               (63,000)              13,000
                                                                                -----------             --------

                              Total federal                                         258,000              306,000

            State:
               Current                                                              115,000               87,000
               Deferred (benefit) tax                                                (8,000)               7,000
                                                                                -----------             --------

                              Total state                                           107,000               94,000

            Change in valuation allowance
                                                                                    (25,000)                  --

            Taxes allocated to stockholders' equity                                  43,000              (55,000)
                                                                                -----------             --------

                              Total income taxes                                $   383,000              345,000
                                                                                ===========             ========

                                      19

                           RB BANCORP AND SUBSIDIARY

       A reconciliation of total income taxes for the years ended December 31, 1995 and 1994 to the amount computed by applying the applicable statutory federal income tax rate of 34% to earnings before income taxes is set forth below:

                                                                                     1995                 1994
                                                                                   --------             --------
            Computed "expected" income taxes                                       $386,000              281,000
            Change in balance of the valuation allowance for deferred
               tax assets                                                           (25,000)                  --
            State franchise taxes, net of federal income tax benefit
                                                                                     79,000               62,000
            Other, net                                                              (57,000)               2,000
                                                                                   --------             --------

                              Total income taxes                                   $383,000              345,000
                                                                                   ========             ========

                               Effective rate                                         34%                   42%

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                                                     1995                 1994
                                                                                   --------             --------
            Deferred tax assets:
               Nonaccrual interest recognized as income for taxes but
                 not for books                                                     $ 24,000               30,000
               Loan loss allowance, due to differences in computation
                 of bad debts                                                        54,000               29,000
               State franchise taxes                                                 35,000               27,000
               Other                                                                 48,000               28,000
               Unrealized loss on investments available-for-sale                         --               55,000
                                                                                   --------             --------

                              Total gross deferred tax assets                       161,000              169,000

               Less valuation allowance                                                 --               (25,000)
                                                                                   --------             --------

                              Net deferred tax assets                               161,000              144,000
                                                                                   --------             --------

            Deferred tax liability:
               Premises and equipment, principally due to differences
                 in depreciation                                                   (102,000)             (84,000)
               Difference related to acquisition of the Bank                             --              (76,000)
               Provision for core deposit deduction                                (101,000)            (165,000)
               Unrealized gain on investments available-for-sale                    (43,000)                  --

                                                                                   --------             --------

                              Total gross deferred tax liability                   (246,000)            (325,000)
                                                                                   --------             --------

                              Net deferred tax liability                           $(85,000)            (181,000)
                                                                                   ========             ========

                           RB BANCORP AND SUBSIDIARY

       Management believes that the net deferred tax assets will be recovered either as a deduction against future taxable income or through carryback of the deduction to prior years' taxable income.

(10)   STOCKHOLDERS' EQUITY

       In 1984, the Company sold, through a private placement, 24,000 shares of $100 par value noncumulative, nonparticipating preferred stock for $2,400,000. The preferred stock may be redeemed at any time at the option of the Board of Directors of the Company. The redemption price ranges from $100 to $170 per share, depending on the year the preferred stock is redeemed.

       Shares redeemed by the Company shall not be reissued and cease to be part of the authorized shares of the Company.

       During 1995, the Company purchased no shares of the outstanding preferred stock or shares of the outstanding common stock.

(11)   EMPLOYEE BENEFITS

       The Company provides a tax deferred investment program to all full-time employees under Section 401(k) of the Internal Revenue Code. Under the terms of the plan, the Bank contributes an amount which is computed based upon the rate of return on average equity of the Bank. During 1994, the amount was computed based upon the rate of return on beginning equity of the Bank. The Bank's contributions to the plan for the years ended December 31, 1995 and 1994 were $65,300 and $34,000, respectively.

(12)   COMMITMENTS AND CONTINGENCIES

       The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has with particular classes of financial instruments.

       Commitments to extend credit amounting to $11,985,000 and $10,138,000 were outstanding at December 31, 1995 and 1994, respectively. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

       Standby letters of credit amounting to $212,000 and $319,000 were outstanding at December 31, 1995 and 1994, respectively. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. Those guarantees are primarily issued to support private borrowing arrangements. Most guarantees will expire within one year.

       The Bank generally requires collateral or other security to support financial instruments with credit risk. Management does not anticipate that any material loss will result from the outstanding commitments to extend credit and standby letters of credit.

                           RB BANCORP AND SUBSIDIARY

       The Company is involved in various litigation. In the opinion of management and the Company's legal counsel, the disposition of all pending litigation will not have a material adverse effect on the Company's consolidated financial position or results of operations.

(13)   AVAILABILITY OF FUNDS FROM SUBSIDIARY

       Dividends payable by the Bank to the Parent without the express approval of the California Superintendent of Banks are limited to the Bank's net profits (as defined) for that year combined with its retained net earnings for the preceding two years. At December 31, 1995, the Bank could have declared dividends up to approximately $1,544,000 without the approval of the California Superintendent of Banks. However, as discussed in Note 16, there are special requirements of the FDIC with respect to payment of cash dividends exceeding $20,000 annually.

(14)   RESTRICTIONS ON CASH AND DUE FROM BANKS

       The Bank is required to maintain reserve balances with the Federal Reserve Bank. Reserve requirements are based on a percentage of deposit liabilities. The average reserves held at the Federal Reserve Bank for the years ended December 31, 1995 and 1994 were approximately $210,000 and $390,000, respectively.

(15)   SUBSEQUENT EVENTS

       On January 12, 1996, the Company signed a Definitive Agreement that will lead to the merger of the Company into First Pacific National Bank, the wholly-owned subsidiary of FP Bancorp, Inc., upon regulatory and RB Bancorp shareholder approval. RB Bancorp stockholders approved the merger on February 15, 1996. The transaction is expected to be completed in the second quarter of 1996. The terms of the transaction call for shareholders of RB Bancorp to receive $7,350,000 in cash for the exchange of all outstanding RB Bancorp shares.

(16)   FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 (FDICIA)

       FDICIA was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting and operations.

       The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly under capitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by its primary federal regulator or by the FDIC, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized" it must generally be placed in receivership or conservatorship within 90 days.

                           RB BANCORP AND SUBSIDIARY

       To be considered "adequately capitalized" an institution must generally have a leverage ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4%, and a total risk-based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

       The Bank is considered adequately capitalized under the provisions of FDICIA.

       As a result of the Federal Deposit Insurance Corporation's (FDIC) 1992 examination, the Bank entered into a Memorandum of Understanding (MOU) with the FDIC on February 26, 1993. In accordance with the terms of this MOU, the Bank has agreed to take the corrective actions addressed in the MOU which, among other items, includes reduction of classified assets, revision of lending and collection policies, development and implementation of a comprehensive electronic data processing program, and special requirements with respect to the payment of cash dividends exceeding $20,000 annually.

       As a result of the FDIC's 1995 examination, the FDIC concluded that the Bank was in full compliance with all of the provisions of the MOU; therefore, the MOU was terminated as of February 27, 1996.